EXHIBIT 99.1
Vanguard Reports Fourth Quarter and Year-End 2011 Results
Q4 2011 Same Hospital Total Revenues Increase 3.9 Percent
NASHVILLE, Tenn. — August 25, 2011 — Vanguard Health Systems, Inc. (NYSE: VHS) today announced financial and operating results for the fourth quarter and fiscal year ended June 30, 2011.
Fourth Quarter 2011 Key Metrics (all percentage changes compare Q4 2011 to Q4 2010):
Consolidated:
•	Total revenues increased 75.0 percent
•	Net loss attributable to Vanguard Health Systems, Inc. stockholders was $9.9 million, or $0.21 loss per diluted share, which included a pre-tax charge of $27.6 million, or $0.45 per diluted share net of taxes, primarily related to the termination of Vanguard’s transaction and monitoring fee agreement with its equity sponsors in conjunction with Vanguard’s initial public offering and monitoring and financial advisory fees paid to its equity sponsors for fiscal year 2011 transactions
•	Adjusted EBITDA increased 57.2 percent to $130.3 million
Same Hospital:
•	Total revenues (including health plan revenues) increased 3.9 percent
•	Adjusted discharges increased 0.7 percent
•	Discharges declined 2.5 percent
Fiscal Year 2011 Key Metrics (all percentage changes compare fiscal year 2011 to fiscal year 2010):
Consolidated:
•	Total revenues increased 45.0 percent
•	Net loss attributable to Vanguard Health Systems, Inc. stockholders was $10.9 million, or $0.24 loss per diluted share, which included a pre-tax charge of $31.3 million, or $0.52 per diluted share net of taxes, primarily related to the termination of Vanguard’s transaction and monitoring fee agreement with its equity sponsors in conjunction with Vanguard’s initial public offering and monitoring and financial advisory fees paid to its equity sponsors for fiscal year 2011 transactions
•	Adjusted EBITDA increased 29.5 percent to $423.0 million
Same Hospital:
•	Total revenues (including health plan revenues) increased 4.5 percent
•	Adjusted discharges increased 2.4 percent
•	Discharges declined 0.3 percent
Discussion of Results
The increases in consolidated total revenues during the fourth quarter of 2011 and during fiscal year 2011 were primarily attributable to the acquisition of The Detroit Medical Center in January 2011 and other hospitals acquired earlier in fiscal year 2011. The increase in same hospital total revenues (including health plan revenues) during the fourth quarter of 2011 was primarily comprised of a 3.0 percent increase in patient revenue per adjusted discharge and a 0.7 percent increase in adjusted discharges. The increase in same hospital total revenues (including health plan revenues) during fiscal year 2011 was primarily comprised of a 2.5 percent increase in patient revenue per adjusted discharge and a 2.4 percent increase in adjusted discharges. Revenues from Vanguard’s health plan operating segment increased 5.4 percent and 3.5 percent during the fourth quarter of 2011 and during fiscal year 2011, respectively.

Net loss attributable to Vanguard Health Systems, Inc. stockholders was $9.9 million, or $0.21 loss per diluted share, during the fourth quarter of 2011 and $10.9 million, or $0.24 loss per diluted share, during fiscal year 2011. Monitoring fees and expenses increased by $26.4 million and $26.2 million, respectively, during the fourth quarter of 2011 and during fiscal year 2011 as a result of advisory fees paid to Vanguard’s equity sponsors for fiscal year 2011 transactions and the acceleration of monitoring fees resulting from the termination of Vanguard’s transaction and monitoring fee agreement with its equity sponsors in connection with its initial public offering. Adjusted EBITDA increased 57.2 percent to $130.3 million and 29.5 percent to $423.0 million, respectively, during the fourth quarter of 2011 and during fiscal year 2011. A reconciliation of Adjusted EBITDA, a non-GAAP financial measure, to net income (loss) attributable to Vanguard Health Systems, Inc. stockholders for the quarters and fiscal years ended June 30, 2010 and 2011 is included in this release.
Due to the significant acquisitions by Vanguard during fiscal year 2011, most cost and expense line items are not comparable on a period over period basis. Same hospital uncompensated care as a percentage of acute care services segment revenues (prior to charity and uninsured discounts) increased from 16.0 percent to 18.1 percent during the fourth quarter of 2011 as a result of an increase in uninsured discharges as a percentage of total discharges and period over period price increases.
Cash flows from operating activities decreased 12.2 percent to $276.6 million during fiscal year 2011, primarily due to a $71.9 million increase in interest and income tax payments. Capital expenditures increased 32.5 percent to $206.5 million during fiscal year 2011 and included $61.2 million related to costs to construct and equip our new Mission Trail Baptist Hospital replacement facility in San Antonio, Texas that opened in June 2011. Our June 30, 2011 cash balance was $936.6 million, which included $417.6 million of initial public offering net proceeds (see discussion below) that were used to redeem a large portion of the outstanding 10.375% senior discount notes (the “Discount Notes”) in July 2011.
Initial Public Offering
On June 22, 2011, Vanguard completed the initial public offering of 25,000,000 shares of its common stock at a price of $18.00 per share. Net proceeds from the offering were approximately $417.6 million, after underwriter discounts, commissions and other related offering costs, which Vanguard used to redeem Discount Notes in July 2011. Vanguard’s common stock is now traded on the New York Stock Exchange (symbol: “VHS”). Vanguard also closed the sale of an additional 3,750,000 shares of its common stock in July 2011 after exercise by the underwriters of their over-allotment option resulting in net proceeds to Vanguard of $63.6 million, all of which were used to redeem additional Discount Notes in August 2011. After both redemptions, the remaining accreted value of the Discount Notes was approximately $14.7 million. Vanguard incurred approximately $38.8 million of debt extinguishment costs related to these redemptions in July and August 2011.
Earnings Conference Call
Vanguard will host a conference call at 11:00 am EDT on August 25, 2011. All interested parties are invited to access a live webcast of the conference call on Vanguard’s website at http://investor.vanguardhealth.com or at www.earnings.com. If you are unable to participate during the live webcast, the webcast will be available on a replay basis at http://investor.vanguardhealth.com for 90 days.
Vanguard owns and operates 26 acute care and specialty hospitals and complementary facilities and services in Chicago, Illinois; Detroit, Michigan; Phoenix, Arizona; San Antonio, Texas; and Massachusetts. Vanguard’s strategy is to develop locally branded, comprehensive healthcare delivery networks in urban markets.

Cautionary Statement about Preliminary Results and Other Forward-Looking Information
This press release contains “forward-looking statements” within the meaning of the federal securities laws that are intended to be covered by the safe harbors created thereby. Forward-looking statements are those statements that are based upon management’s current plans and expectations as opposed to historical and current facts and are often identified in this release by use of words including but not limited to “may,” “believe,” “will,” “project,” “expect,” “estimate,” “anticipate,” and “plan.” These statements are based upon estimates and assumptions made by Vanguard’s management that, although believed to be reasonable, are subject to numerous factors, risks and uncertainties that could cause actual outcomes and results to be materially different from those expressed in any forward-looking statements.
These factors, risks and uncertainties include, but are not limited to, Vanguard’s high degree of leverage and interest rate risk; Vanguard’s ability to incur substantially more debt; operating and financial restrictions in Vanguard’s debt agreements; Vanguard’s ability to generate cash necessary to service its debt; weakened economic conditions and volatile capital markets; potential liability related to disclosures of relationships between physicians and Vanguard’s hospitals; post-payment claims reviews by governmental agencies that could result in additional costs to Vanguard; Vanguard’s ability to grow its business and successfully implement its business strategies; Vanguard’s ability to successfully integrate the acquisition of substantially all of the assets of The Detroit Medical Center, Westlake Hospital and West Suburban Medical Center and future acquisitions or to recognize expected synergies from such acquisitions; potential acquisitions could be costly, unsuccessful or subject Vanguard to unexpected liabilities; conflicts of interest that may arise as a result of Vanguard’s control by a small number of stockholders; the highly competitive nature of the healthcare industry; governmental regulation of the industry, including potential reductions to Medicare and Medicaid reimbursement levels in general and with respect to the impact of the Budget Control Act of 2011 and other future deficit reduction plans; pressures to contain costs by managed care organizations and other insurers and Vanguard’s ability to negotiate acceptable terms with these third party payers; Vanguard’s ability to attract and retain qualified management and healthcare professionals, including physicians and nurses; the currently unknown effect on Vanguard of the major federal healthcare reforms enacted by Congress in March 2010 or other potential additional federal or state healthcare reforms; future governmental investigations; Vanguard’s inability to adequately enhance its facilities with technologically advanced equipment could adversely affect Vanguard’s revenues and market position; the availability of capital to fund Vanguard’s corporate growth strategy and improvements to Vanguard’s existing facilities; potential lawsuits or other claims asserted against Vanguard; Vanguard’s ability to maintain or increase patient membership and control costs of its managed healthcare plans; changes in general economic conditions nationally and regionally in the markets served by Vanguard; Vanguard’s exposure to the increased amounts of and collection risks associated with uninsured accounts and the co-pay and deductible portions of insured accounts; dependence on Vanguard’s senior management team and local management personnel; volatility of professional and general liability insurance for Vanguard and the physicians who practice at its hospitals and increases in the quantity and severity of professional liability claims; Vanguard’s ability to achieve operating and financial targets and to maintain and increase patient volumes and control the costs of providing services, including salaries and benefits, supplies and bad debts; increased compliance costs from further government regulation of healthcare and Vanguard’s failure to comply, or allegations of Vanguard’s failure to comply, with applicable laws and regulations; the geographic concentration of Vanguard’s operations; technological and pharmaceutical improvements that increase the cost of providing, or reduce the demand for, healthcare services and shift demand for inpatient services to outpatient settings; a failure of Vanguard’s information systems would adversely impact its ability to manage its operations; costs and compliance risks associated with Section 404 of the Sarbanes-Oxley Act of 2002; material non-cash charges to earnings from impairment of goodwill associated with declines in the fair market values of Vanguard’s reporting units; volatility of materials and labor costs for, or state efforts to regulate, potential construction projects that may be necessary for future growth; changes in accounting practices; Vanguard’s ability to demonstrate meaningful use of certified electronic health record technology and to recognize revenues for the related Medicare or Medicaid incentive payments; and those factors, risks and uncertainties detailed in Vanguard’s filings from time to time with the Securities and Exchange Commission, including, among others, Vanguard’s Annual Reports on Form 10-K and its Quarterly Reports on Form 10-Q.

Although Vanguard believes that the assumptions underlying the forward-looking statements contained in this press release are reasonable, any of these assumptions could prove to be inaccurate, and, therefore, there can be no assurance that the forward-looking statements included in this press release will prove to be accurate. In light of the significant uncertainties inherent in the forward-looking statements included herein, you should not regard the inclusion of such information as a representation by Vanguard that its objectives and plans anticipated by the forward-looking statements will occur or be achieved, or if any of them do, what impact they will have on Vanguard’s results of operations and financial condition. Vanguard undertakes no obligation to publicly release any revisions to any forward-looking statements contained herein to reflect events and circumstances occurring after the date hereof or to reflect the occurrence of unanticipated events.
Vanguard uses its company web site to provide important information to investors about the company including the posting of important announcements regarding financial performance and corporate developments.

VANGUARD HEALTH SYSTEMS, INC.
Condensed Consolidated Statements of Operations (Unaudited)
(In millions except share and per share data)

	Quarter ended June 30,
	2010		2011
Patient service revenues	$646.7	75.3%	$1,278.7	85.1%
Premium revenues	211.7	24.7	223.1	14.9

Total revenues	858.4	100.0	1,501.8	100.0
Costs and expenses:
Salaries and benefits (includes stock compensation of $0.7 and $1.2, respectively)	333.6	38.9	639.2	42.6
Health plan claims expense	165.9	19.3	178.3	11.9
Supplies	116.7	13.6	207.6	13.8
Provision for doubtful accounts	39.5	4.6	88.2	5.9
Purchased services	44.5	5.2	123.0	8.2
Rents and leases	11.0	1.3	16.2	1.1
Other operating expenses	65.0	7.5	120.2	8.0
Depreciation and amortization	37.7	4.4	62.2	4.1
Interest, net	30.8	3.6	53.3	3.5
Acquisition related expenses	3.1	0.4	0.6	0.1
Debt extinguishment costs	0.3	0.1	—	—
Monitoring fees and expenses	1.2	0.1	27.6	1.8
Other	1.3	0.1	(3.8)	(0.3)

Total costs and expenses	850.6	99.1	1,512.6	100.7
Income (loss) from continuing operations before income taxes	7.8	0.9	(10.8)	(0.7)
Income tax benefit (expense)	(4.4)	(0.5)	2.4	0.2

Income (loss) from continuing operations	3.4	0.4	(8.4)	(0.5)
Income (loss) from discontinued operations, net of taxes	0.2	—	(0.5)	(0.1)

Net income (loss)	3.6	0.4	(8.9)	(0.6)
Less: Net loss attributable to non-controlling interests	(0.8)	(0.1)	(1.0)	(0.1)

Net income (loss) attributable to Vanguard Health Systems, Inc. stockholders	$2.8	0.3%	$(9.9)	(0.7)%

Per share data:
Basic:
Continuing operations	$0.06		$(0.20)
Discontinued operations	0.00		(0.01)

Net income (loss) attributable to Vanguard stockholders	$0.06		$(0.21)

Diluted:
Continuing operations	$0.06		$(0.20)
Discontinued operations	0.00		(0.01)

Net income (loss) attributable to Vanguard stockholders	$0.06		$(0.21)

Weighted average shares outstanding (in thousands):
Basic	44,635		47,387

Diluted	48,626		47,387

VANGUARD HEALTH SYSTEMS, INC.
Condensed Consolidated Statements of Operations (Unaudited)
(In millions except share and per share data)

	Year ended June 30,
	2010		2011
Patient service revenues	$2,537.2	75.1%	$4,026.5	82.2%
Premium revenues	839.7	24.9	869.4	17.8

Total revenues	3,376.9	100.0	4,895.9	100.0
Costs and expenses:
Salaries and benefits (includes stock compensation of $4.2 and $4.8, respectively)	1,296.2	38.4	2,020.4	41.3
Health plan claims expense	665.8	19.7	686.3	14.0
Supplies	456.1	13.5	669.9	13.7
Provision for doubtful accounts	152.5	4.5	302.3	6.2
Purchased services	179.5	5.3	360.9	7.4
Rents and leases	43.8	1.3	54.1	1.1
Other operating expenses	260.6	7.7	383.8	7.8
Depreciation and amortization	139.6	4.1	193.8	4.0
Interest, net	115.5	3.4	171.2	3.5
Acquisition related expenses	3.1	0.1	12.5	0.2
Debt extinguishment costs	73.5	2.2	—	—
Impairment and restructuring charges	43.1	1.3	6.0	0.1
Monitoring fees and expenses	5.1	0.2	31.3	0.6
Other	0.9	—	(4.5)	(0.1)

Total costs and expenses	3,435.3	101.7	4,888.0	99.8

Income (loss) from continuing operations before income taxes	(58.4)	(1.7)	7.9	0.2
Income tax benefit (expense)	13.8	0.4	(9.3)	(0.2)

Loss from continuing operations	(44.6)	(1.3)	(1.4)	—
Loss from discontinued operations, net of taxes	(1.7)	(0.1)	(5.9)	(0.1)

Net loss	(46.3)	(1.4)	(7.3)	(0.1)
Less: Net income attributable to non-controlling interests	(2.9)	(0.1)	(3.6)	(0.1)

Net loss attributable to Vanguard Health Systems, Inc. stockholders	$(49.2)	(1.5)%	$(10.9)	(0.2)%

Per share data:
Basic:
Continuing operations	$(1.06)		$(0.11)
Discontinued operations	(0.04)		(0.13)

Net loss attributable to Vanguard stockholders	$(1.10)		$(0.24)

Diluted:
Continuing operations	$(1.06)		$(0.11)
Discontinued operations	(0.04)		(0.13)

Net loss attributable to Vanguard stockholders	$(1.10)		$(0.24)

Weighted average shares outstanding (in thousands):
Basic	44,650		45,329

Diluted	44,650		45,329

Vanguard Health Systems, Inc.
Supplemental Financial Information (Unaudited)
Reconciliation of Adjusted EBITDA to Net Income (Loss)
Attributable to Vanguard Health Systems, Inc. Stockholders
(In millions)

	Quarter ended		Year ended
	June 30,		June 30,
	2010	2011	2010	2011
Net income (loss) attributable to Vanguard Health Systems, Inc. stockholders	$2.8	$(9.9)	$(49.2)	$(10.9)
Interest, net	30.8	53.3	115.5	171.2
Income tax expense (benefit)	4.4	(2.4)	(13.8)	9.3
Depreciation and amortization	37.7	62.2	139.6	193.8
Non-controlling interests	0.8	1.0	2.9	3.6
Loss (gain) on disposal of assets	1.4	(1.1)	1.8	(0.2)
Equity method income	(0.1)	(0.3)	(0.9)	(0.9)
Stock compensation	0.7	1.2	4.2	4.8
Monitoring fees and expenses	1.2	27.6	5.1	31.3
Realized gains on investments	—	(1.4)	—	(1.3)
Acquisition related expenses	3.1	0.6	3.1	12.5
Debt extinguishment costs	0.3	—	73.5	—
Impairment and restructuring charges	—	—	43.1	6.0
Pension credits	—	(1.0)	—	(2.1)
Discontinued operations, net of taxes	(0.2)	0.5	1.7	5.9

Adjusted EBITDA (1)	$82.9	$130.3	$326.6	$423.0

(1)	Adjusted EBITDA is defined as income (loss) before interest expense (net of interest income), income taxes, depreciation and amortization, non-controlling interests, gain or loss on disposal of assets, equity method income, stock compensation, monitoring fees and expenses, realized gains or losses on investments, acquisition related expenses, debt extinguishment costs, impairment and restructuring charges, pension expense (credits) and discontinued operations, net of taxes. Adjusted EBITDA is not intended as a substitute for net income (loss) attributable to Vanguard Health Systems, Inc. stockholders, operating cash flows or other cash flow data determined in accordance with accounting principles generally accepted in the United States. Due to varying methods of calculation, Adjusted EBITDA as presented may not be comparable to similarly titled measures of other companies.

VANGUARD HEALTH SYSTEMS, INC.
Condensed Consolidated Balance Sheets
(In millions)

	June 30,	June 30,
	2010	2011
ASSETS
Current assets:
Cash and cash equivalents	$257.6	$936.6
Restricted cash	2.3	2.3
Accounts receivable, net of allowance for doubtful accounts of approximately $75.6 and $205.0, respectively	270.4	484.4
Inventories	49.6	83.9
Deferred tax assets	21.9	82.5
Prepaid expenses and other current assets	119.2	157.9

Total current assets	721.0	1,747.6
Property, plant and equipment, net of accumulated depreciation	1,203.8	1,830.5
Goodwill	649.1	739.7
Intangible assets, net of accumulated amortization	66.0	94.0
Deferred tax assets, noncurrent	50.0	27.5
Investments in securities	19.8	63.3
Other assets	19.9	65.8

Total assets	$2,729.6	$4,568.4

LIABILITIES AND EQUITY
Current liabilities:
Accounts payable	$194.8	$314.3
Accrued salaries and benefits	144.9	248.9
Accrued health plan claims and settlements	149.8	114.9
Accrued interest	41.4	62.3
Other accrued expenses and current liabilities	76.9	193.8
Current maturities of long-term debt and capital leases	8.2	461.8

Total current liabilities	616.0	1,396.0
Professional and general liability and workers compensation reserves	83.6	289.7
Pension benefit obligation	—	188.0
Other liabilities	31.6	125.8
Long-term debt and capital leases, less current maturities	1,743.8	2,325.8
Commitments and contingencies
Equity:
Vanguard Health Systems, Inc. stockholders’ equity:
Common stock	0.4	0.7
Additional paid-in capital	354.5	330.5
Accumulated other comprehensive income (loss)	(2.5)	20.6
Retained deficit	(105.9)	(116.8)

Total Vanguard Health Systems, Inc. stockholders’ equity	246.5	235.0
Non-controlling interests	8.1	8.1

Total equity	254.6	243.1

Total liabilities and equity	$2,729.6	$4,568.4

VANGUARD HEALTH SYSTEMS, INC.
Condensed Consolidated Statements of Cash Flows (Unaudited)
(In millions)

	Year ended
	June 30,
	2010	2011
Operating activities:
Net loss	$(46.3)	$(7.3)
Adjustments to reconcile net loss to net cash provided by operating activities:
Loss from discontinued operations	1.7	5.9
Depreciation and amortization	139.6	193.8
Provision for doubtful accounts	152.5	302.3
Amortization of loan costs and accretion of principal on notes	11.7	29.4
Debt extinguishment costs	73.5	—
Stock compensation	4.2	4.8
Deferred income taxes	(8.5)	3.8
Acquisition related expenses	3.1	12.5
Impairment loss	43.1	0.9
Other	1.8	(1.5)
Changes in operating assets and liabilities, net of the impact of acquisitions:
Accounts receivable	(148.3)	(384.5)
Inventories	(1.3)	(1.3)
Prepaid expenses and other current assets	(80.5)	56.5
Accounts payable and other liabilities	169.9	67.2

Net cash provided by operating activities — continuing operations	316.2	282.5
Net cash used in operating activities — discontinued operations	(1.0)	(5.9)

Net cash provided by operating activities	315.2	276.6

Investing activities:
Acquisitions and related expenses	(4.6)	(464.9)
Capital expenditures	(155.9)	(206.5)
Proceeds from sales of investments in securities	—	252.7
Payments to purchase investments in securities	1.8	(123.7)
Other	2.2	(2.5)

Net cash used in investing activities	(156.5)	(544.9)

Financing activities:
Payments of long-term debt and capital leases	(1,557.4)	(10.6)
Proceeds from debt borrowings	1,751.3	1,011.2
Payments of refinancing costs and fees	(93.6)	(25.9)
Proceeds from the issuance of stock and stock options	—	450.4
Payment of IPO costs	—	(26.9)
Dividends paid to equity holders	—	(447.2)
Repurchases of stock	(300.6)	—
Distributions paid to non-controlling interests and other	(9.0)	(3.7)

Net cash provided by (used in) financing activities	(209.3)	947.3

Net increase (decrease) in cash and cash equivalents	(50.6)	679.0
Cash and cash equivalents, beginning of year	308.2	257.6

Cash and cash equivalents, end of year	$257.6	$936.6

Net cash paid for interest	$71.7	$126.5

Net cash paid (received) for income taxes	$(11.1)	$6.0

VANGUARD HEALTH SYSTEMS, INC.
Segment Information (Unaudited)
(In millions)

	Quarter ended June 30, 2010
	Acute
	Care	% of	Health	% of
	Services	Revenues	Plans	Revenues	Eliminations	Consolidated
Patient service revenues(1)	$657.8	100.0%	$—	—%	$(11.1)	$646.7
Premium revenues	—	—	211.7	100.0	—	211.7

Total revenues	657.8	100.0	211.7	100.0	(11.1)	858.4

Salaries and benefits (excludes stock compensation)	324.0	49.3	8.9	4.2	—	332.9
Health plan claims expense(1)	—	—	177.0	83.6	(11.1)	165.9
Supplies	116.7	17.7	—	—	—	116.7
Provision for doubtful accounts	39.5	6.0	—	—	—	39.5
Other operating expenses	110.8	16.8	9.7	4.6	—	120.5

Total operating expenses	591.0	89.8	195.6	92.4	(11.1)	775.5

Segment EBITDA(2)	66.8	10.2	16.1	7.6	—	82.9
Less:
Interest, net	31.2	4.7	(0.4)	(0.2)	—	30.8
Depreciation and amortization	36.6	5.6	1.1	0.5	—	37.7
Equity method income	(0.1)	—	—	—	—	(0.1)
Stock compensation	0.7	0.1	—	—	—	0.7
Loss on disposal of assets	1.4	0.2	—	—	—	1.4
Monitoring fees and expenses	1.2	0.2	—	—	—	1.2
Acquisition related expenses	3.1	0.5	—	—	—	3.1
Debt extinguishment costs	0.3	—	—	—	—	0.3

Income (loss) from continuing operations before income taxes	$(7.6)	(1.1)%	$15.4	7.3%	$—	$7.8

(1)	Vanguard eliminates in consolidation those patient service revenues earned by its healthcare facilities attributable to services provided to enrollees in its owned health plans and eliminates the corresponding medical claims expenses incurred by the health plans for those services.

(2)	Segment EBITDA is defined as income (loss) from continuing operations before income taxes less interest expense (net of interest income), depreciation and amortization, equity method income, stock compensation, gain or loss on disposal of assets, realized gains or losses on investments, monitoring fees and expenses, acquisition related expenses, debt extinguishment costs, impairment and restructuring charges and pension expense (credits). Management uses Segment EBITDA to measure performance for Vanguard’s segments and develop strategic objectives and operating plans for those segments. Segment EBITDA eliminates the uneven effect of non-cash depreciation of tangible assets and amortization of intangible assets, much of which results from acquisitions accounted for under the purchase method of accounting. Segment EBITDA also eliminates the effects of changes in interest rates which management believes relate to general trends in global capital markets, but are not necessarily indicative of the operating performance of Vanguard’s segments. Management believes that Segment EBITDA provides useful information about the financial performance of Vanguard’s segments to investors, lenders, financial analysts and rating agencies. Additionally, management believes that investors and lenders view Segment EBITDA as an important factor in making investment decisions concerning Vanguard. Segment EBITDA is not a substitute for net income (loss), operating cash flows or other cash flow statement data determined in accordance with accounting principles generally accepted in the United States. Segment EBITDA, as presented, may not be comparable to similar measures of other companies.

VANGUARD HEALTH SYSTEMS, INC.
Segment Information (Unaudited) — (continued)
(In millions)

	Quarter ended June 30, 2011
	Acute
	Care	% of	Health	% of
	Services	Revenues	Plans	Revenues	Eliminations	Consolidated
Patient service revenues(1)	$1,286.8	100.0%	$—	—%	$(8.1)	$1,278.7
Premium revenues	—	—	223.1	100.0	—	223.1

Total revenues	1,286.8	100.0	223.1	100.0	(8.1)	1,501.8

Salaries and benefits (excludes stock compensation)	629.4	48.9	8.6	3.9	—	638.0
Health plan claims expense(1)	—	—	186.4	83.5	(8.1)	178.3
Supplies	207.6	16.1	—	—	—	207.6
Provision for doubtful accounts	88.2	6.9	—	—	—	88.2
Other operating expenses	249.6	19.4	9.8	4.4	—	259.4

Total operating expenses	1,174.8	91.3	204.8	91.8	(8.1)	1,371.5

Segment EBITDA(2)	112.0	8.7	18.3	8.2	—	130.3
Less:
Interest, net	54.2	4.2	(0.9)	(0.4)	—	53.3
Depreciation and amortization	61.0	4.7	1.2	0.5	—	62.2
Equity method income	(0.3)	—	—	—	—	(0.3)
Stock compensation	1.2	0.1	—	—	—	1.2
Gain on disposal of assets	(1.1)	(0.1)	—	—	—	(1.1)
Monitoring fees and expenses	27.6	2.2	—	—	—	27.6
Realized gain on investments	(1.4)	(0.1)	—	—	—	(1.4)
Acquisition related expenses	0.6	—	—	—	—	0.6
Pension credits	(1.0)	(0.1)	—	—	—	(1.0)

Income (loss) from continuing operations before income taxes	$(28.8)	(2.2)%	$18.0	8.1%	$—	$(10.8)

(1)	Vanguard eliminates in consolidation those patient service revenues earned by its healthcare facilities attributable to services provided to enrollees in its owned health plans and eliminates the corresponding medical claims expenses incurred by the health plans for those services.

(2)	Segment EBITDA is defined as income (loss) from continuing operations before income taxes less interest expense (net of interest income), depreciation and amortization, equity method income, stock compensation, gain or loss on disposal of assets, realized gains or losses on investments, monitoring fees and expenses, acquisition related expenses, debt extinguishment costs, impairment and restructuring charges and pension expense (credits). Management uses Segment EBITDA to measure performance for Vanguard’s segments and develop strategic objectives and operating plans for those segments. Segment EBITDA eliminates the uneven effect of non-cash depreciation of tangible assets and amortization of intangible assets, much of which results from acquisitions accounted for under the purchase method of accounting. Segment EBITDA also eliminates the effects of changes in interest rates which management believes relate to general trends in global capital markets, but are not necessarily indicative of the operating performance of Vanguard’s segments. Management believes that Segment EBITDA provides useful information about the financial performance of Vanguard’s segments to investors, lenders, financial analysts and rating agencies. Additionally, management believes that investors and lenders view Segment EBITDA as an important factor in making investment decisions concerning Vanguard. Segment EBITDA is not a substitute for net income (loss), operating cash flows or other cash flow statement data determined in accordance with accounting principles generally accepted in the United States. Segment EBITDA, as presented, may not be comparable to similar measures of other companies.

VANGUARD HEALTH SYSTEMS, INC.
Segment Information (Unaudited) — (continued)
(In millions)

	Year ended June 30, 2010
	Acute
	Care	% of	Health	% of
	Services	Revenues	Plans	Revenues	Eliminations	Consolidated
Patient service revenues(1)	$2,580.0	100.0%	$—	—%	$(42.8)	$2,537.2
Premium revenues	—	—	839.7	100.0	—	839.7

Total revenues	2,580.0	100.0	839.7	100.0	(42.8)	3,376.9

Salaries and benefits (excludes stock compensation)	1,257.9	48.8	34.1	4.1	—	1,292.0
Health plan claims expense(1)	—	—	708.6	84.4	(42.8)	665.8
Supplies	456.0	17.7	0.1	—	—	456.1
Provision for doubtful accounts	152.5	5.9	—	—	—	152.5
Other operating expenses	447.0	17.3	36.9	4.4	—	483.9

Total operating expenses	2,313.4	89.7	779.7	92.9	(42.8)	3,050.3

Segment EBITDA(2)	266.6	10.3	60.0	7.1	—	326.6
Less:
Interest, net	116.5	4.5	(1.0)	(0.1)	—	115.5
Depreciation and amortization	135.2	5.2	4.4	0.5	—	139.6
Equity method income	(0.9)	—	—	—	—	(0.9)
Stock compensation	4.2	0.2	—	—	—	4.2
Loss on disposal of assets	1.8	0.1	—	—	—	1.8
Monitoring fees and expenses	5.1	0.2	—	—	—	5.1
Acquisition related expenses	3.1	0.1	—	—	—	3.1
Debt extinguishment costs	73.5	2.8	—	—	—	73.5
Impairment and restructuring charges	43.1	1.7	—	—	—	43.1

Income (loss) from continuing operations before income taxes	$(115.0)	(4.5)%	$56.6	6.7%	$—	$(58.4)

(1)	Vanguard eliminates in consolidation those patient service revenues earned by its healthcare facilities attributable to services provided to enrollees in its owned health plans and eliminates the corresponding medical claims expenses incurred by the health plans for those services.

(2)	Segment EBITDA is defined as income (loss) from continuing operations before income taxes less interest expense (net of interest income), depreciation and amortization, equity method income, stock compensation, gain or loss on disposal of assets, realized gains or losses on investments, monitoring fees and expenses, acquisition related expenses, debt extinguishment costs, impairment and restructuring charges and pension expense (credits). Management uses Segment EBITDA to measure performance for Vanguard’s segments and develop strategic objectives and operating plans for those segments. Segment EBITDA eliminates the uneven effect of non-cash depreciation of tangible assets and amortization of intangible assets, much of which results from acquisitions accounted for under the purchase method of accounting. Segment EBITDA also eliminates the effects of changes in interest rates which management believes relate to general trends in global capital markets, but are not necessarily indicative of the operating performance of Vanguard’s segments. Management believes that Segment EBITDA provides useful information about the financial performance of Vanguard’s segments to investors, lenders, financial analysts and rating agencies. Additionally, management believes that investors and lenders view Segment EBITDA as an important factor in making investment decisions concerning Vanguard. Segment EBITDA is not a substitute for net income (loss), operating cash flows or other cash flow statement data determined in accordance with accounting principles generally accepted in the United States. Segment EBITDA, as presented, may not be comparable to similar measures of other companies.

VANGUARD HEALTH SYSTEMS, INC.
Segment Information (Unaudited) — (continued)
(In millions)

	Year ended June 30, 2011
	Acute
	Care	% of	Health	% of
	Services	Revenues	Plans	Revenues	Eliminations	Consolidated
Patient service revenues(1)	$4,067.8	100.0%	$—	—%	$(41.3)	$4,026.5
Premium revenues	—	—	869.4	100.0	—	869.4

Total revenues	4,067.8	100.0	869.4	100.0	(41.3)	4,895.9

Salaries and benefits (excludes stock compensation)	1,981.9	48.7	33.7	3.8	—	2,015.6
Health plan claims expense(1)	—	—	727.6	83.7	(41.3)	686.3
Supplies	669.8	16.5	0.1	—	—	669.9
Provision for doubtful accounts	302.3	7.4	—	—	—	302.3
Other operating expenses	758.1	18.6	40.7	4.7	—	798.8

Total operating expenses	3,712.1	91.2	802.1	92.2	(41.3)	4,472.9

Segment EBITDA(2)	355.7	8.8	67.3	7.8	—	423.0
Less:
Interest, net	173.1	4.3	(1.9)	(0.2)	—	171.2
Depreciation and amortization	189.3	4.7	4.5	0.5	—	193.8
Equity method income	(0.9)	—	—	—	—	(0.9)
Stock compensation	4.8	0.1	—	—	—	4.8
Gain on disposal of assets	(0.2)	—	—	—	—	(0.2)
Monitoring fees and expenses	31.3	0.8	—	—	—	31.3
Realized gain on investments	(1.3)	(0.1)	—	—	—	(1.3)
Acquisition related expenses	12.5	0.3	—	—	—	12.5
Impairment and restructuring charges	6.0	0.2	—	—	—	6.0
Pension credits	(2.1)	(0.1)	—	—	—	(2.1)

Income (loss) from continuing operations before income taxes	$(56.8)	(1.4)%	$64.7	7.5%	$—	$7.9

(1)	Vanguard eliminates in consolidation those patient service revenues earned by its healthcare facilities attributable to services provided to enrollees in its owned health plans and eliminates the corresponding medical claims expenses incurred by the health plans for those services.

(2)	Segment EBITDA is defined as income (loss) from continuing operations before income taxes less interest expense (net of interest income), depreciation and amortization, equity method income, stock compensation, gain or loss on disposal of assets, realized gains or losses on investments, monitoring fees and expenses, acquisition related expenses, debt extinguishment costs, impairment and restructuring charges and pension expense (credits). Management uses Segment EBITDA to measure performance for Vanguard’s segments and develop strategic objectives and operating plans for those segments. Segment EBITDA eliminates the uneven effect of non-cash depreciation of tangible assets and amortization of intangible assets, much of which results from acquisitions accounted for under the purchase method of accounting. Segment EBITDA also eliminates the effects of changes in interest rates which management believes relate to general trends in global capital markets, but are not necessarily indicative of the operating performance of Vanguard’s segments. Management believes that Segment EBITDA provides useful information about the financial performance of Vanguard’s segments to investors, lenders, financial analysts and rating agencies. Additionally, management believes that investors and lenders view Segment EBITDA as an important factor in making investment decisions concerning Vanguard. Segment EBITDA is not a substitute for net income (loss), operating cash flows or other cash flow statement data determined in accordance with accounting principles generally accepted in the United States. Segment EBITDA, as presented, may not be comparable to similar measures of other companies.

VANGUARD HEALTH SYSTEMS, INC.
Selected Operating Statistics
(Unaudited)

	Quarter ended
	June 30,
CONSOLIDATED:	2010	2011	% Change
Number of hospitals at end of period	15	26
Licensed beds at end of period	4,135	6,201
Discharges	42,159	65,023	54.2%
Adjusted discharges	75,620	120,404	59.2
Average length of stay	4.09	4.42	8.1
Patient days	172,388	287,319	66.7
Adjusted patient days	309,209	532,032	72.1
Patient revenue per adjusted discharge	$8,407	$10,217	21.5
Inpatient surgeries	9,244	15,049	62.8
Outpatient surgeries	19,084	30,929	62.1
Emergency room visits	160,523	281,763	75.5
Health plan member lives	241,200	245,100	1.6%
Health plan claims expense percentage	78.4%	79.9%

Charity care and uninsured discounts as a percent of acute care segment revenues (prior to these discounts)	10.6%	8.1%

Provision for doubtful accounts as a percent of acute care services segment revenues (prior to charity and uninsured discounts)	5.4%	6.3%

Net patient revenue payer mix:
Medicare	25.0%	25.8%
Medicaid	7.6	13.4
Managed Medicare	14.7	10.5
Managed Medicaid	9.3	9.8
Managed care	35.2	31.1
Commercial	1.0	1.0
Self-pay	7.2	8.4

Total	100.0%	100.0%

Discharges by payer:
Medicare	27.8%	29.4%
Medicaid	9.3	11.4
Managed Medicare	16.3	13.0
Managed Medicaid	15.2	17.1
Managed care	26.4	23.1
Commercial	0.4	0.5
Self-pay	4.6	5.5

Total	100.0%	100.0%

VANGUARD HEALTH SYSTEMS, INC.
Selected Operating Statistics
(Unaudited) (continued)

	Quarter ended
	June 30,
SAME HOSPITAL (1):	2010	2011	% Change
Number of hospitals at end of period	15	15
Licensed beds at end of period	4,135	3,950
Total revenues, including health plan revenues (in millions)	$858.4	$892.2	3.9%
Patient service revenues (in millions)	$646.7	$669.0	3.5
Discharges	42,159	41,089	(2.5)
Adjusted discharges	75,620	76,124	0.7
Average length of stay	4.09	4.09	0.0
Patient days	172,388	168,214	(2.4)
Adjusted patient days	309,209	311,643	0.8
Patient revenue per adjusted discharge	$8,407	$8,659	3.0
Inpatient surgeries	9,244	8,899	(3.7)
Outpatient surgeries	19,084	18,809	(1.4)
Emergency room visits	160,523	167,536	4.4%

Charity care and uninsured discounts as a percent of acute care services segment revenues (prior to these discounts)	10.6%	11.0%

Provision for doubtful accounts as a percent of acute care services segment revenues (prior to charity and uninsured discounts)	5.4%	7.1%

Net patient revenue payer mix:
Medicare	25.0%	25.5%
Medicaid	7.6	7.3
Managed Medicare	14.7	15.3
Managed Medicaid	9.3	8.6
Managed care	35.2	34.0
Commercial	1.0	1.2
Self-pay	7.2	8.1

Total	100.0%	100.0%

Discharges by payer:
Medicare	27.8%	27.9%
Medicaid	9.3	8.6
Managed Medicare	16.3	17.9
Managed Medicaid	15.2	14.7
Managed care	26.4	25.5
Commercial	0.4	0.5
Self-pay	4.6	4.9

Total	100.0%	100.0%

(1)	Same hospital results exclude those facilities that were not part of Vanguard for the full quarters of both years.

VANGUARD HEALTH SYSTEMS, INC.
Selected Operating Statistics
(Unaudited) (continued)

	Year Ended
	June 30,
CONSOLIDATED:	2010	2011	% Change
Number of hospitals at end of period	15	26
Licensed beds at end of period	4,135	6,201
Discharges	168,370	223,793	32.9%
Adjusted discharges	295,702	404,178	36.7
Average length of stay	4.17	4.37	4.8
Patient days	701,265	977,879	39.4
Adjusted patient days	1,231,604	1,766,085	43.4
Patient revenue per adjusted discharge	$8,408	$9,637	14.6
Inpatient surgeries	37,320	49,813	33.5
Outpatient surgeries	75,969	98,875	30.2
Emergency room visits	626,237	924,848	47.7
Health plan member lives	241,200	245,100	1.6%
Health plan claims expense percentage	79.3%	78.9%

Charity care and uninsured discounts as a percent of acute care segment revenues (prior to these discounts)	10.5%	8.9%

Provision for doubtful accounts as a percent of acute care services segment revenues (prior to charity and uninsured discounts)	5.3%	6.8%

Net patient revenue payer mix:
Medicare	25.5%	25.7%
Medicaid	7.4	12.0
Managed Medicare	14.8	11.8
Managed Medicaid	9.5	9.4
Managed care	34.9	31.8
Commercial	1.1	0.9
Self-pay	6.8	8.4

Total	100.0%	100.0%

Discharges by payer:
Medicare	27.5%	28.7%
Medicaid	8.8	10.6
Managed Medicare	16.3	14.3
Managed Medicaid	15.3	16.4
Managed care	26.8	23.9
Commercial	0.4	0.5
Self-pay	4.9	5.6

Total	100.0%	100.0%

VANGUARD HEALTH SYSTEMS, INC.
Selected Operating Statistics
(Unaudited) (continued)

	Year Ended
	June 30,
SAME HOSPITAL (1):	2010	2011	% Change
Number of hospitals at end of period	15	15
Licensed beds at end of period	4,135	3,950
Total revenues, including health plan revenues (in millions)	$3,376.9	$3,530.4	4.5%
Patient service revenues (in millions)	$2,537.1	$2,660.9	4.9
Discharges	168,370	167,937	(0.3)
Adjusted discharges	295,702	302,804	2.4
Average length of stay	4.17	4.16	(0.2)
Patient days	701,265	698,408	(0.4)
Adjusted patient days	1,231,604	1,259,286	2.2
Patient revenue per adjusted discharge	$8,408	$8,618	2.5
Inpatient surgeries	37,320	35,679	(4.4)
Outpatient surgeries	75,969	72,737	(4.3)
Emergency room visits	626,237	663,745	6.0%

Charity care and uninsured discounts as a percent of acute care services segment revenues (prior to these discounts)	10.5%	10.8%

Provision for doubtful accounts as a percent of acute care services segment revenues (prior to charity and uninsured discounts)	5.3%	6.7%

Net patient revenue payer mix:
Medicare	25.5%	24.9%
Medicaid	7.4	7.5
Managed Medicare	14.8	15.3
Managed Medicaid	9.5	9.2
Managed care	34.9	34.3
Commercial	1.1	1.1
Self-pay	6.8	7.7

Total	100.0%	100.0%

Discharges by payer:
Medicare	27.5%	27.6%
Medicaid	8.8	8.6
Managed Medicare	16.3	17.5
Managed Medicaid	15.3	15.3
Managed care	26.8	25.6
Commercial	0.4	0.4
Self-pay	4.9	5.0

Total	100.0%	100.0%

(1)	Same hospital results exclude those facilities that were not part of Vanguard for the entirety of both years.

Contact:	Vanguard Health Systems, Inc. Gary Willis Senior Vice President and Chief Accounting Officer (615) 665-6098